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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                               -------------------

                            4KIDS ENTERTAINMENT, INC.
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             (Exact name of registrant as specified in its charter)

New York                                                        13-2691380
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(State or other jurisdiction                                (I.R.S. Employer
of incorporation)                                         Identification Number)

1414 Avenue of the Americas, New York, New York                   10019
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(Address of Principal Executive Offices)                       (Zip Code)

                             2001 Stock Option Plan
                           --------------------------
                            (Full Title of the Plan)


                                 Rory A. Greiss
                                Kaye Scholer LLP
                                 425 Park Avenue
                            New York, New York 10022
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                     (Name and address of agent for service)

                                 (212) 836-8261
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                     (Telephone number, including area code,
                              of agent for service)


                                Page 1 of 7 Pages

                         Exhibit Index Begins on Page 3
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                            SECTION 10 (A) PROSPECTUS

         The document containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act of 1933, as amended.

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed                Proposed
      Title of                                                Maximum                 Maximum
     Securities                   Amount                     Offering                Aggregate
        to be                     to be                      Price Per               Offering             Amount of
     Registered                 Registered                   Share (1)               Price (1)        Registration Fee
---------------------  ----------------------------  -------------------------  -------------------  -------------------
    Common Stock,
   par value $.01             600,000 shares                 $18.05(2)             $10,830,000            $2,707.50
      per share

---------------------

(1)      Estimated solely for the purpose of calculating the registration fee.

(2) Based upon the average of the high and low prices of the Common Stock on The New York Stock Exchange on September 19, 2001.

         Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended, are incorporated by reference into this Registration Statement.

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission on April 2, 2001.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 filed with the Securities and Exchange Commission on May 15, 2001 and August 14, 2001, respectively.

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 13, 2000.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold,

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shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Officers and Directors.

         Section 721 through 726 inclusive of the Business Corporation Law of New York permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Registrant's Certificate of Incorporation and Bylaws require the Registrant to indemnify its officers, directors and employees to the fullest extent permitted by law, including full or partial indemnification for any judgment, settlement or related expense. In addition, advances of expenses to officers and directors are permitted upon an undertaking by the person to be indemnified to repay all such expenses if he or she is ultimately found not to be entitled to indemnification. The indemnification provision in the Registrant's Certificate of Incorporation applies to all actions and proceedings including those brought by or in the right of the Registrant. Directors and officers remain liable for acts and omissions not in good faith or which involve intentional misconduct and transactions from which such officer or director derives improper personal benefit. In addition, in March 2001, the Registrant purchased an aggregate of $50,000,000 of insurance from a variety of insurance carriers for indemnification of all of its directors and officers at a cost of $390,000.

Item 7.  Exemption for Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit Number                                       Description
-----------------       ---------------------------------------------------------------------
        5               Opinion of Kaye Scholer LLP.

       10               2001 Stock Option Plan - incorporated by reference to the Registrant's
                        Definitive Proxy Statement relating to the Registrant's 2001 Annual
                        Meeting of Stockholders filed with the Securities and Exchange
                        Commission on April 20, 2001.

       23               Consent of Deloitte & Touche LLP.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                  (i)      To include any prospectus required by section 10(a)
                           (3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,

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                           individually or in the aggregate, represent a
                           fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 19th day of September, 2001.

                                        4KIDS ENTERTAINMENT, INC.


                                        By   /s/ Alfred R. Kahn
                                            ------------------------------------
                                            Alfred R. Kahn
                                            Chairman of the Board

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                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:                 September 19, 2001                            /s/ Alfred R. Kahn
                                                     --------------------------------------------------
                                                                      Alfred R. Kahn,
                                                                   Chairman of the Board
                                                                  Chief Executive Officer
                                                                        and Director

Date:                 September 19, 2001                             /s/ Joel J. Cohen
                                                     --------------------------------------------------
                                                                       Joel J. Cohen,
                                                                          Director


Date:                 September 19, 2001                              /s/ Jay Emmett
                                                     --------------------------------------------------
                                                                        Jay Emmett,
                                                                          Director



Date:                 September 19, 2001                           /s/ Steven M. Grossman
                                                     --------------------------------------------------
                                                                     Steven M. Grossman
                                                                          Director


Date:                 September 19, 2001                           /s/ Joseph P. Garrity
                                                     --------------------------------------------------
                                                                     Joseph P. Garrity,
                                                            Executive Vice President, Treasurer,
                                                              Principal Financial Officer and
                                                                Principal Accounting Officer

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